                             SUBORDINATION AGREEMENT

         THIS SUBORDINATION AGREEMENT (as it may be amended from time to time, the "AGREEMENT") is made and dated as of March 28, 2003, by and among VIVENDI
UNIVERSAL ENTERTAINMENT LLLP, a Delaware limited liability limited partnership
("VUE"), UNIVERSAL STUDIOS, INC., a Delaware corporation ("UNIVERSAL"),
UNIVERSAL CITY PROPERTY MANAGEMENT II LLC, a Delaware limited liability company
("UCPM II"), UNIVERSAL CITY FLORIDA HOLDING CO. I, a Florida general partnership
("HOLDING I"), UNIVERSAL CITY FLORIDA HOLDING CO. II, a Florida general partnership ("HOLDING II"), and such other Persons (the "ADDITIONAL CREDITORS")
that may from time to time become party hereto pursuant to the terms hereof
(VUE, Universal, UCPM II, Holding I, Holding II, and any Additional Creditors
are herein collectively and severally referred to as the "SUBORDINATED
CREDITORS"), UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD., a Florida limited partnership (the "COMPANY"), and THE BANK OF NEW YORK, as trustee, and its successors under the Indenture (the "TRUSTEE") for the benefit of the holders of the 11 3/4% Senior Notes due 2010 (the "ORIGINAL NOTES" together with any new notes issued in replacement of and exchange therefor and any additional notes issued from time to time under the Indenture defined below, the "NOTES") issued by UCDP and UCDP Finance, Inc., a Florida corporation ("UCDP FINANCE" and together with the Company, the "ISSUERS"), under an indenture dated as of March
28, 2003 (the "INDENTURE") among the Issuers and the Trustee.

                                    RECITALS

         A. The Issuers propose to issue the Notes pursuant to the Indenture. As a condition to the purchase of the Notes, the parties have agreed to enter into this agreement for the benefit of the holders of Notes regardless of when issued. Unless otherwise defined herein, capitalized terms used herein are used with the defined meanings given in the Indenture.

         B. The Company may now be obligated and may hereafter from time to time become obligated to pay to Universal or to any entity designated by Universal the Special Fees (and interest thereon) pursuant to the terms of the agreement establishing the Company, such fees hereinafter referred to as the "SUBORDINATED
FEES."

         C. The Subordinated Creditors are parties to a Subordination Agreement dated as of January 6, 2000 governing certain claims of certain of the
Subordinated Creditors against the Company (as amended, restated, supplemented, replaced or modified, including any similar subordination agreement for the benefit of the lenders under any future Credit Agreement, the "ORIGINAL
SUBORDINATION AGREEMENT") as required by the Credit Agreement.

         NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    AGREEMENT

         SECTION 1. Agreement to Subordinate. The Subordinated Creditors and the
Company each agree that the Subordinated Fees are and shall be subject, subordinate and rendered junior, to the extent and in the manner hereinafter set forth, in right of payment, to the

prior payment in full of all indebtedness, liabilities and obligations of the
Company now existing or hereafter arising under the Indenture and the Notes, and all renewals or amendments thereof, whether for principal, interest (including, without limitation, then unpaid interest after the filing of a petition initiating any proceeding referred to in Section 3(a) hereof, whether or not allowed or allowable as a claim in any such proceeding), fees (including, without limitation, reasonable attorneys' fees and disbursements which shall include the reasonable estimate of the allocable cost of in-house legal counsel and staff), expenses or otherwise (such obligations being the "OBLIGATIONS").
This Section 1 shall constitute a continuing offer to all Persons who become holders of, or continue to hold, the Obligations (the "HOLDERS"), and its provisions are made for the benefit of the Holders, and Holders of a majority in principal amount of the Obligations and the Trustee may enforce such provision for the benefit of such Holders.

         SECTION 2. No Payment on the Subordinated Fees. The Subordinated
Creditors agree not to ask, demand, sue for, take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner (including without limitation from or by way of collateral), payment of all or any of the Subordinated Fees, and the Company shall not make any such payment, unless and until the Obligations of the Company shall have been paid in full in cash; provided, however, that the Subordinated Creditors may, so long as no Event of Default (and, to the actual knowledge of any Officer of the Company, no Default) shall exist under the Indenture at the time of payment or immediately after giving effect thereto, ask, demand, sue for, take or receive and the Company may pay the Subordinated Fees. In the event that, notwithstanding the provisions of this Section 2, the Company shall make, and/or any Subordinated Creditor shall receive, any payment on the Subordinated Fees prohibited hereby, then and in any such event such payment, to the extent not otherwise provided for in the Original Subordination Agreement, shall be deemed to be the property of, segregated, received and held in trust for the benefit of and shall be immediately paid over and delivered to the Trustee for the benefit of the Holders. The Subordinated Creditors agree that, in the event that all or any part of any payment made on account of the Obligations is recovered from the
Holders as a preference under any bankruptcy, insolvency or similar law, any payment or distribution received by the Subordinated Creditors on account of any
Subordinated Fees that constitute antecedent debt at any time after the date of the payment so received shall be deemed to have been received by such
Subordinated Creditors in trust as the property of the Holders and, to the extent not otherwise provided for in the Original Subordination Agreement, such
Subordinated Creditors shall forthwith deliver the same to the Trustee for application to payment of the Obligations.

         SECTION 3. In Furtherance of Subordination.

         (a) Upon any distribution of all or any of the assets of the Company in the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (ii) any liquidation, dissolution or other winding up of the
Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (iii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event, to the extent not otherwise provided for in the Original
Subordination Agreement, the Trustee, for the benefit of the Holders, shall be entitled to receive payment in full in cash of all amounts due or to become due
(whether or not an event of default has occurred under any evidence of the
Obligations or the

maturity of the Obligations has been declared due and payable prior to the date on which it would otherwise have become due and payable) on or in respect of all
Obligations, including any postpetition interest thereon, whether or not allowed or allowable as a claim in such proceedings, before the Subordinated Creditors are entitled to receive further any payment on account of the Subordinated Fees, and to that end, any payment or distribution of any kind or character, whether in cash, property or securities, which may thereafter be payable or deliverable in respect of the Subordinated Fees, in any such case, proceeding, dissolution, liquidation or other winding up or event, shall, to the extent not otherwise provided for in the Original Subordination Agreement, be paid or delivered directly to the Trustee for the payment or prepayment of the Obligations until the Obligations shall have been paid in full in cash.

         (b) If any proceeding referred to in subsection (a) above is commenced by or against the Company, the Subordinated Creditors shall duly and promptly take such action as the Trustee may reasonably request (it being understood that any request by the Administrative Agent under the Credit Agreement that is inconsistent with the Trustee's request shall be followed first by the
Subordinated Creditors) (i) to collect the Subordinated Fees and to file appropriate claims or proofs of claim in respect of such Subordinated Fees, (ii)
to execute and deliver to the Trustee such powers of attorney, assignments, or other instruments as the Trustee may reasonably request in order to enable it to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Fees and (iii) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Fees.

         (c) All payments or distributions upon or with respect to the
Subordinated Fees that are received by the Subordinated Creditors contrary to the provisions of this Agreement shall be received in trust for the benefit of the Holders (and any other lenders entitled to the benefits of a similar subordination agreement (including the Original Subordination Agreement)), shall be segregated from other funds and property held by the Subordinated Creditors and shall, to the extent not otherwise provided for in the Original
Subordination Agreement, be forthwith paid over to the Trustee in the same form as so received (with any necessary endorsement) for the payment or prepayment of the Obligations of the Company in accordance with the terms of the Indenture.

         (d) The Trustee is hereby authorized to demand specific performance of this Agreement, whether or not the Company shall have complied with any of the provisions hereof applicable to it, at any time when the Subordinated Creditors shall have failed to comply with any of the provisions of this Agreement applicable to it. The Subordinated Creditors hereby irrevocably waive any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

         SECTION 4. No Commencement of Any Proceedings. Each Subordinated
Creditor agrees that, so long as any of the Obligations shall remain unpaid, it will not in its capacity as such a creditor of the Company commence, or join (in such capacity) with any creditor (in such capacity) other than Banks and the
Agents (as such terms are defined in the Original Subordination Agreement) in commencing, any proceeding in respect of the Company of the nature referred to in Section 3(a).

         SECTION 5. Agreement by the Company. The Company agrees that it will not make any payment of any of its Subordinated Fees, or take any other action, in contravention of the provisions of this Agreement.

         SECTION 6. Obligations Hereunder Not Affected. All rights and interests of the Holders and the Trustee hereunder, and all agreements and obligations of the Subordinated Creditors and the Company under this Agreement, shall remain in full force and effect irrespective of:

         (i) any lack of validity or enforceability of the Indenture, the Notes or the Guarantees, if any;

         (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Indenture; and

         (iii) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any of the Subordinated Creditors in respect of this Agreement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the
     Obligations is rescinded or must otherwise be returned by the Trustee upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

         SECTION 7. Representations and Warranties. The Subordinated Creditors
and the Company each hereby represent and warrant that this Agreement constitutes a legal, valid and binding obligation of each Subordinated Creditor, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency and similar laws affecting creditors' rights generally and by equitable principles of general applicability.

         SECTION 8. Amendments, Waivers. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Subordinated Creditor or the Company herefrom, shall in any event be effective unless the same shall be in writing and signed by (i) the Trustee or the Holders of a majority in aggregate principal amount of the Obligations and (ii) signed by all of the parties hereto, in which case, such waiver, amendment or consent shall be effective only in the specific instance and for the specific purpose for which given. Any waiver, forbearance, failure or delay in exercising, or the exercise or beginning of exercise of, any right, power or remedy, simultaneous or later shall not preclude the further, simultaneous or later exercise thereof, and every right, power or remedy of the Trustee and the Holders shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by the Trustee or the Holders of a majority in aggregate principal amount of Obligations.

         SECTION 9. Expenses. Each Subordinated Creditor severally agrees to pay, upon demand, to the Trustee any and all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees (including, without limitation, the reasonable estimate of the allocated cost of in-house legal counsel and staff and the fees and disbursements of the Trustee's outside counsel) which the Trustee may incur in connection with the enforcement of any of the rights or interests of Holders hereunder against or in respect of such
Subordinated Creditor. No

Person other than the parties hereto and the Holders and the respective successors and assigns of the foregoing shall have any rights hereunder.

         SECTION 10. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopy communication)
and, if to the Subordinated Creditors, mailed (registered or certified, return receipt requested) or telecopied or hand delivered at its address set forth opposite its name on the signature pages hereto, if to the Company or the
Trustee, mailed (registered or certified, return receipt requested) or hand delivered to it, addressed to it at the address of the Company or the Trustee
(as the case may be) specified in the Indenture, or as to each party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall be effective upon receipt.

         SECTION 11. Entire Agreement; Severability. This Agreement contains the entire subordination agreement among the parties hereto with respect to the obligations of the Company. If any of the provisions of this Agreement shall be held invalid or unenforceable, this Agreement shall be construed as if not containing those provisions, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

         SECTION 12. Cumulative Rights. The rights, powers and remedies of the
Holders under this Agreement shall be in addition to all rights, powers and remedies given to the Holders by virtue of any statute or rule of law, the
Indenture or any other agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently.

         SECTION 13. Continuing Agreement; Transfer of Notes. This Agreement
shall (i) remain in full force and effect until the Obligations shall have been paid in full, (ii) be binding upon the Subordinated Creditors, the Company and their respective successors and assigns, heirs and legatees and (iii) inure to the benefit of and be enforceable by the Trustee on behalf of Holders and their respective successors, transferees, and assigns. Without limiting the generality of the foregoing clause (iii), any Holder may, subject to the provisions of the
Indenture, assign or otherwise transfer any Note held by it to any other person or entity, and such other person or entity shall thereupon become vested with all the rights in respect thereof granted to such Holder herein or otherwise.

         SECTION 14. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

         SECTION 15. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         SECTION 16. Consent to Jurisdiction; Waiver of Immunities. Each
Subordinated Creditor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in The City of New York over any suit, action or proceeding arising out of or

relating to this Agreement. Each Subordinated Creditor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each Subordinated
Creditor consents to process being served in any such suit, action or proceeding by either (a) mailing a copy thereof by registered or certified air mail, postage prepaid, return receipt requested, to its address specified pursuant to
Section 10 or (b) serving a copy thereof upon such Subordinated Creditor at its address specified pursuant to Section 10. Each Subordinated Creditor agrees that such service (a) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (b) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to it. Nothing in this Section 16 shall affect the right of any holder of Obligations to serve process in any manner permitted by law or limit the right of any holder of Obligations to bring proceedings against any
Subordinated Creditor in the courts of any other jurisdiction.

         To the extent that any Subordinated Creditor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process
(whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Subordinated Creditor hereby irrevocably waives (to the fullest extent permitted by law) such immunity in respect of its obligations under this
Agreement.

         SECTION 17. Additional Creditors. VUE covenants that it shall cause any of its Affiliates that from time to time become(s) a creditor or other obligee of the Company (in respect of the Subordinated Fees) to become a party to this
Agreement and bound by its terms, through the execution of an Addendum to
Subordination Agreement, substantially in the form of Exhibit I hereto.

         SECTION 18. Subordination in Favor of Pari Passu Indebtedness. The
parties hereto agree that (i) the provisions of this Agreement shall in no way restrict the Company from entering into agreements in the future providing for similar and ratable subordination in favor of the holders of Pari Passu
Indebtedness of the Company and (ii) such agreements may provide for, and this
Agreement will allow, the payment of distributions of assets or cash to the holders of such Pari Passu Indebtedness on a ratable basis with the Holders.

         SECTION 19. No Recourse. No recourse shall be had to any Subordinated
Creditor, in its capacity as a partner of the Company, for any liability or breach by the Company of its obligations under this Agreement.

         SECTION 20. Effectiveness. This Agreement shall become effective when
(i) the Trustee shall have received counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, the Trustee shall have received a telegraphic, telex, facsimile or other written confirmation from such party of execution of a counterpart hereof by such party) and (ii) the Issue Date shall have occurred.

         IN WITNESS WHEREOF, the Subordinated Creditors, the Company and the
Trustee each has caused this Agreement to be duly executed and delivered as of the date first above written.

                                   VIVENDI UNIVERSAL ENTERTAINMENT LLLP

                                   By:  /s/ Karen Randall
                                        --------------------------------
                                        Name: Karen Randall
                                        Title: EVP

                                   UNIVERSAL STUDIOS, INC.

                                   By:  /s/ Karen Randall
                                        --------------------------------
                                        Name: Karen Randall
                                        Title: EVP

                                   UNIVERSAL CITY PROPERTY
                                     MANAGEMENT II LLC

                                   By:  /s/ M. J. Short
                                        --------------------------------
                                        Name:
                                        Title:

                                   Address for each of the above:

                                   100 Universal City Plaza
                                   Universal City, CA 91608
                                   Attn: General Counsel
                                   Facsimile: (818) 866-3444

                                   UNIVERSAL CITY FLORIDA HOLDING CO. I

                                   By: UNIVERSAL CITY PROPERTY MANAGEMENT II
                                   LLC, a Delaware limited liability company,
                                   a general partner

                                   By: /s/ M. J. Short
                                       ----------------------------------------
                                       Name:
                                       Title:

                                   By: BLACKSTONE UTP CAPITAL PARTNERS L.P., a
                                   Delaware limited partnership, as general
                                   partner

                                   By: BLACKSTONE MEDIA MANAGEMENT ASSOCIATES
                                   III L.L.C., a Delaware limited liability
                                   company, its general partner

                                   By: /s/ Howard Lipson
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   By: BLACKSTONE UTP CAPITAL PARTNERS A L.P.,
                                   a Delaware limited partnership, as general
                                   partner

                                   By: BLACKSTONE MEDIA MANAGEMENT ASSOCIATES
                                   III L.L.C., a Delaware limited liability
                                   company, its general partner

                                   By: /s/ Howard Lipson
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   By: BLACKSTONE UTP OFFSHORE CAPITAL PARTNERS
                                   L.P., a Cayman Islands exempted limited
                                   partnership, as general partner

                                   By: BLACKSTONE MEDIA MANAGEMENT ASSOCIATES
                                   III L.L.C., a Delaware limited liability
                                   company, its general partner

                                   By: /s/ Howard Lipson
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   By: BLACKSTONE FAMILY MEDIA PARTNERSHIP III
                                   L.P., a Delaware limited partnership, as
                                   general partner

                                   By: BLACKSTONE MEDIA MANAGEMENT ASSOCIATES
                                   III L.L.C., a Delaware limited liability
                                   company, its general partner

                                   By: /s/ Howard Lipson
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   Notice Address for each of the above:

                                   Universal City Property
                                   Management II LLC
                                   100 Universal City Plaza
                                   Universal City, CA 91608
                                   Attn: President
                                   Facsimile: (818) 733-0202

                                   UNIVERSAL CITY FLORIDA HOLDING CO. II, a
                                     Florida general partnership, as general
                                     partner

                                         By: UNIVERSAL CITY PROPERTY MANAGEMENT
                                         II LLC, a Delaware limited liability
                                         company, a general partner

                                         By: /s/ M. J. Short
                                             -----------------------------------
                                             Name:
                                             Title:

                                         By: BLACKSTONE UTP CAPITAL PARTNERS
                                         L.P., a Delaware limited partnership,
                                         as general partner

                                         By: BLACKSTONE MEDIA MANAGEMENT
                                         ASSOCIATES III L.L.C., a Delaware
                                         limited liability company, its general
                                         partner

                                         By: /s/ Howard Lipson
                                             -----------------------------------
                                             Name:
                                             Title:

                                         By: BLACKSTONE UTP CAPITAL PARTNERS A
                                         L.P., a Delaware limited partnership,
                                         as general partner

                                         By: BLACKSTONE MEDIA MANAGEMENT
                                         ASSOCIATES III L.L.C., a Delaware
                                         limited liability company, its general
                                         partner

                                         By: /s/ Howard Lipson
                                             -----------------------------------
                                             Name:
                                             Title:

                                         By: BLACKSTONE UTP OFFSHORE CAPITAL
                                         PARTNERS L.P., a Cayman Islands
                                         exempted limited partnership, as
                                         general partner

                                         By: BLACKSTONE MEDIA MANAGEMENT
                                         ASSOCIATES III L.L.C., a Delaware
                                         limited liability company, its general
                                         partner

                                         By: /s/ Howard Lipson
                                             -----------------------------------
                                             Name:
                                             Title:

                                         By: BLACKSTONE FAMILY MEDIA PARTNERSHIP
                                         III L.P., a Delaware limited
                                         partnership, as general partner

                                         By: BLACKSTONE MEDIA MANAGEMENT
                                         ASSOCIATES III L.L.C., a Delaware
                                         limited liability company, its general
                                         partner

                                         By: /s/ Howard Lipson
                                             -----------------------------------
                                             Name:
                                             Title:

                                         Notice Address for each of the above:
                                         Universal City Property
                                         Management II LLC
                                         100 Universal City Plaza
                                         Universal City, CA 91608
                                         Attn: President
                                         Facsimile: (818) 733-0202

                               UNIVERSAL CITY DEVELOPMENT PARTNERS,
                                 LTD., a Florida limited partnership

                               By: /s/ M. J. Short
                                   -----------------------------------
                                   Name:
                                   Title: Authorized Agent

                               Notice Address:
                                    Universal City Development Partners, Ltd.
                                    1000 Universal Studios Plaza
                                    Orlando, Florida 32819
                                    Attn: Catherine A. Roth
                                    Facsimile: (407) 363-8219

                                       THE BANK OF NEW YORK, as Trustee

                                       By: /s/ Mary LaGumina
                                           -------------------------------------
                                           Name: Mary LaGumina
                                           Title: Vice President

                                       Notice Address:

                                       101 Barclay Street
                                       Floor 8W
                                       New York, NY 10286
                                       Attention: Corporate Trust Administration

                                                                       EXHIBIT I

                       ADDENDUM TO SUBORDINATION AGREMENT

To:  The Bank of New York, as Trustee (the "Trustee") under the Indenture dated as of March 28, 2003 by and among Universal City Development Partners,
     Ltd., UCDP Finance, Inc. and the Trustee.

         The undersigned hereby consents to and agrees to be bound by the terms and conditions of the Subordination Agreement, dated as of March 28, 2003, by and among UNIVERSAL STUDIOS, INC., a Delaware corporation, UNIVERSAL CITY
PROPERTY MANAGEMENT II LLC, a Delaware limited liability corporation, UNIVERSAL
CITY FLORIDA HOLDING CO. I, a Florida general partnership, UNIVERSAL CITY
FLORIDA HOLDING CO. II, a Florida general partnership, UNIVERSAL CITY
DEVELOPMENT PARTNERS, LTD., a Florida limited partnership and the Trustee, as if it were an original signatory thereto.

                                         [Name of Subordinator]

                                         By
                                           -------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------
                                         Date:
                                              ----------------------------------